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                                                                       EXHIBIT 5

                    THE BANK OF NEW YORK
                      ONE WALL STREET
                  NEW YORK, NEW YORK 10286




December 6, 1994


The Bank of New York Company, Inc.
48 Wall Street,
New York, New York 10286.

Dear Sirs:

     In connection with the registration under the

Securities Act of 1933 (the "Act") of $300,000,000 principal amount of 8.50% Subordinated Notes due December 15, 2004

(the "Securities") of The Bank of New York Company, Inc., a

New York corporation (the "Company"), the undersigned, as

your counsel, has examined such corporate records,

certificates and other documents, and such questions of law,

as I have considered necessary or appropriate for the

purposes of this opinion.

     Upon the basis of such examination, I advise you that,

in my opinion, when the Securities have been duly executed

and authenticated in accordance with the Indenture relating

to the Securities and issued and sold as contemplated in the

Registration Statement, the Securities will constitute valid and legally binding obligations of the Company, subject to

bankruptcy, insolvency, fraudulent transfer, reorganization,

moratorium and similar laws of general applicability

relating to or affecting creditors' rights and to general

equity principles.
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     The foregoing opinion is limited to the Federal laws of

the United States, and the laws of the State of New York,

and I am expressing no opinion as to the effect of the laws

of any other jurisdiction.

     I have relied as to certain matters on information

obtained from public officials, officers of the Company and

other sources believed by me to be responsible, and I have

assumed that the Indenture has been duly authorized,

executed and delivered by the Trustee thereunder, an

assumption which I have not independently verified.

     I hereby consent to the filing of this opinion as an

exhibit to the Company's Current Report on Form 8-K, dated

December 6, 1994 which upon filing will be incorporated by

reference in the Prospectus dated October 8, 1993 as

supplemented by the Prospectus Supplement dated December 6,

1994 relating to the Securities and to the reference to me

under the heading "Validity of Notes" in the Prospectus

Supplement.  In giving such consent, I do not thereby admit

that I am in the category of persons whose consent is

required under section 7 of the Act.

Very truly yours,


Paul A. Immerman
Senior Counsel-The Bank of New York